As filed with the Securities and Exchange Commission on February 8, 2010
Registration No. 333-163455

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

GenCorp Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation or organization)	3060 (Primary Standard Industrial Classification Code Number)	34-0244000 (I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road Rancho Cordova, CA 95742 (916) 355-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
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P.O. Box 537012 Sacramento, CA 95853-7012 (Mailing Address) Kathleen E. Redd Vice President, Chief Financial Officer and Secretary Highway 50 and Aerojet Road Rancho Cordova, CA 95742 (916) 355-4000
(Name, Address, and Telephone Number of Agent for Service)
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Copy to:
Steve Wolosky, Esq. Jeffrey S. Spindler, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street New York, NY 10022-1106 (212) 451-2300
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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2010

PROSPECTUS

$200,000,000

GenCorp Inc.

Debt Securities
Common Stock

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We may offer from time to time to sell up to $200,000,000 of debt securities and common stock, par value $0.10 per share.  Such securities may be offered and sold by us in one or more offerings.  The debt securities may be convertible into or exercisable or exchangeable for common stock or other of our securities or securities of one or more other entities.   Shares of our common stock are traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “GY”.  On February 5, 2010, the closing price of our common stock on the New York Stock Exchange was $4.51.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.
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Before buying our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 3 of this prospectus and in the sections entitled “Risk Factors” in each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed subsequently, as well as in any prospectus supplements relating to specific offerings.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is _____________, 2010.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission or at the offices of the Securities and Exchange Commission mentioned under the heading “Where You Can Find More Information.”

Except as otherwise indicated or required by the context, references in this prospectus to the “Company,” “we,” “us” and “our” refer to GenCorp Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.  This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus.  Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation by Reference,” as well as the information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any prospectus supplement, is accurate at any date other than the date indicated on the cover page of the applicable document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” as defined by Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  We make these statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.  All statements in this prospectus and the documents incorporated by reference herein other than historical information may be deemed forward-looking statements.  These statements present (without limitation) the expectations, beliefs, plans and objectives of management and future financial performance and assumptions underlying, or judgments concerning, the matters discussed in the statements. The words “believe,” “estimate,” “anticipate,” “project,” “may,” “should,” “will,” “could” and “expect,” and similar expressions, are intended to identify forward-looking statements.  Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in our forward-looking statements.  These factors, risks and uncertainties that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include but are not limited to those described in the “Risk Factors” section of this prospectus, any prospectus supplement, each Annual Report on Form 10-K and in any quarterly report on Form 10-Q filed subsequently, including any amendments, and the following:

•	the cost of servicing our debt and our ability to comply with the financial and other covenants contained in our debt agreements;

•	the earnings and cash flow of our subsidiaries and the distribution of those earnings to us;

•	the funded status of our defined benefit pension plan and our obligation to make cash contributions in excess of the amount that we can recover in our current period overhead rates;

•	effects of changes in discount rates, actual returns on plan assets, and government regulations of defined benefit pension plans;

•	economic conditions that could affect our ability to obtain the consent of our lenders under our senior credit facility on terms favorable to us to effect a rescission offer;

•	the possibility that environmental and other government regulations that impact us become more stringent or subject us to material liability in excess of our established reserves;

•	environmental claims related to our current and former businesses and operations;

•	changes in the amount recoverable from environmental claims;

•	the results of significant litigation;

•	cancellation or material modification of one or more significant contracts;

•	future reductions or changes in U.S. government spending;

•	cost-overruns on our contracts that require us to absorb excess costs;

•	failure of our subcontractors or suppliers to perform their contractual obligations;

•	failure to secure contracts;

•	failure to comply with regulations applicable to contracts with the U.S. government;

•	significant competition and our inability to adapt to rapid technological changes;

•	product failures, schedule delays or other problems with existing or new products and systems;

•	the release or explosion of dangerous materials used in our businesses;

•	loss of key qualified suppliers of technologies, components, and materials;

•	risks inherent to the real estate market;

•	changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;

•
our ability to execute our real estate business plan including our ability to obtain, or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•	costs and time commitment related to potential acquisition activities;

•	additional costs related to our divestitures;

•	a strike or other work stoppage or our inability to renew collective bargaining agreements on favorable terms;

•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

•	fluctuations in sales levels causing our quarterly operating results and cash flows to fluctuate;

•	occurrence of liabilities that are inadequately covered by indemnity or insurance;

•	changes in our contract-related accounting estimates;

•	new accounting standards that could result in changes to our methods of quantifying and recording accounting transactions;

•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002; and

•	those risks detailed from time to time in our reports filed with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive.  Additional risk factors may be described from time to time in our future filings with the SEC.  Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

GENCORP INC.

We are a manufacturer of aerospace and defense systems with a real estate segment that includes activities related to the entitlement, sale, and leasing of our excess real estate assets. Our continuing operations are organized into two segments:

Aerospace and Defense — includes the operations of Aerojet-General Corporation which develops and manufactures propulsion systems for defense and space applications, armament systems for precision tactical weapon systems and munitions applications. We are one of the largest providers of such propulsion systems in the United States (“U.S.”). Primary customers served include major prime contractors to the U.S. government, the Department of Defense, and the National Aeronautics and Space Administration.

Real Estate — includes activities related to the entitlement, sale, and leasing of our excess real estate assets. We own approximately 12,200 acres of land adjacent to U.S. Highway 50 between Rancho Cordova and Folsom, California, east of Sacramento (“Sacramento Land”). We are currently in the process of seeking zoning changes, removal of environmental restrictions and other governmental approvals on a portion of the Sacramento Land to optimize its value. We have filed applications with and submitted information to governmental and regulatory authorities for approvals necessary to re-zone approximately 6,000 acres of the Sacramento Land. We also own approximately 580 acres in Chino Hills, California. We are currently seeking removal of environmental restrictions on the Chino Hills property to optimize the value of such land.

We were incorporated in Ohio in 1915 and our principal executive offices are located at Highway 50 and Aerojet Road, Rancho Cordova, CA 95742.  Our mailing address is P.O. Box 537012, Sacramento, CA 95853-7012 and our telephone number is (916) 355-4000.

RISK FACTORS

Investing in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2009 which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC.  Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  We have made available through our Internet website at www.GenCorp.com, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Additional information about us is also available at our website. However, our website and the information on our website, or connected to that site, are not incorporated into and are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering.  The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

1.	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2009;

2.	Our Current Reports on Form 8-K filed on December 21, 2009, January 6, 2010, January 21, 2010, and February 3, 2010; and

3.	The description of our capital stock contained in our Registration Statement on Form 10 dated May 20, 1935, as amended by Amendment No. 1 on Form 8, dated March 29, 1989 (File No. 1-1520).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

GenCorp Inc.
P.O. Box 537012
Sacramento, CA 95853-7012
Telephone: (916) 355-4000
Attn: Kathleen E. Redd

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our consolidated ratio of earnings to fixed charges for each of the five most recent fiscal years:

	Year ended November 30,
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	*	**	1.7x	1.1x	2.4x
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*      For fiscal 2005, our earnings were insufficient to cover fixed charges by $235.7 million.
**    For fiscal 2006, our earnings were insufficient to cover fixed charges by $43.7 million.

For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income or loss from continuing operations before income taxes, plus fixed charges. “Fixed charges” consist of interest expense, amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest expense.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital and capital expenditures.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.10 per share, and 15,000,000 shares of cumulative preference stock, par value $1.00 per share, 1,500,000 shares of which are designated as Series A cumulative preference stock as of February 5, 2010.  As of February 5, 2010, 58,782,480 shares of common stock were issued and outstanding, and no shares of cumulative preference stock were outstanding.

Common Stock

Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our Board of Directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any cumulative preference stock.

Except as otherwise provided by law or stated below, the holders of common stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote, voting jointly as a single class with the holders of shares of cumulative preference stock (without regard to series). The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “GY”.  The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Cumulative Preference Stock

Our cumulative preference stock may be issued from time to time in one or more series with such distinctive serial designations as are fixed by the Board of Directors and with such rights, preferences and limitations as are fixed by the Board of Directors or required by law. Satisfaction of dividend preferences of any outstanding cumulative preference stock would reduce the amount of funds available for the payment of dividends on our common stock. In addition, holders of cumulative preference stock would be entitled to receive a preferential payment before any payment is made to holders of common stock in the event of our voluntary or involuntary liquidation, dissolution or winding up.

In addition to the right to vote, as a single class with the common stock, for the election of directors and on all other matters submitted to a vote of the holders of common stock, including the lease, sale, exchange, transfer or other disposition of all or substantially all of our property, assets or business or our consolidation or merger with or into another corporation, (i) the affirmative vote of the holders of a majority of the cumulative preference stock, voting separately as a class, and in certain cases by series, is required to effect or validate certain actions, including, among other things, (a) the authorization or creation of any stock, or any security convertible into stock, ranking senior to the cumulative preference stock, (b) an increase in the number of authorized shares of cumulative preference stock or of any other stock of any class ranking senior to or on a parity with the cumulative preference stock or of any security convertible into stock of any class ranking senior to or on parity with the cumulative preference stock, or (c) the sale, lease or conveyance of all or substantially all of our property or business, or a consolidation or merger with any other company (with certain exceptions), and (ii) the affirmative vote of the holders of a super majority of the cumulative preference stock, voting separately as a class, and in certain cases by series, is required for the alteration, amendment or repeal of any provision of our Amended Articles of Incorporation or certain provisions of our Amended Code of Regulations which would adversely affect the rights or preferences of such stock (or series).

If the payment of six quarterly dividends, whether or not consecutive, is in default, the holders of the cumulative preference stock, voting separately as a class, in addition to all other voting rights, are entitled to call a special meeting of shareholders to elect two additional members of the Board of Directors. When all dividends on the cumulative preference stock in default have been paid, the holders are divested of such voting power at subsequent elections of directors. The holders of cumulative preference stock do not have cumulative voting rights or any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or securities convertible into our stock.

The cumulative preference stock of any series may be redeemed in whole or in part, at our option, by vote of the Board of Directors, or by operation of the sinking fund, if any, provided for the cumulative preference stock of such series, from time to time, at the redemption price or the respective redemption prices theretofore fixed by the Board of Directors as provided in the Amended Articles of Incorporation upon notice given as provided in the Amended Articles of Incorporation.

Certain Anti-Takeover Provisions of the Ohio Revised Code, our Amended Articles of Incorporation and our Amended Code of Regulations

Certain provisions of Ohio law may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to those provisions. We have opted out of two such provisions. We may be subject, however, to Section 1707.041 of the Ohio Revised Code, which regulates certain “control bids” for corporations in Ohio with fifty or more shareholders that have significant Ohio contacts, and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.

Pursuant to our Amended Articles of Incorporation, cumulative preference stock may be issued from time to time by the Board of Directors.  Although the cumulative preference stock is designed to give us more flexibility in meeting our financial needs from time to time, the issuance of cumulative preference stock could have certain anti-takeover effects. The authority of the Board of Directors to issue additional cumulative preference stock could be used to dilute stock ownership of a person or entity seeking to take control of our company. The cumulative preference stock could be issued to persons or entities who would support the Board of Directors in opposing a takeover bid which the Board of Directors determines is not in the best interests of the company, its shareholders and its employees.

Our Amended Code of Regulations (i) provides that directors may be removed, with or without cause, only by the affirmative vote of the holders of not less than 80% of our voting power entitled to elect directors in place of those being removed, (ii) provides that the Board of Directors may fix the number of directors within a range of seven (to the extent consistent with applicable law) to seventeen directors, (iii) provides that the size of the Board of Directors may be increased or decreased within such range by the affirmative vote of a majority of the Board of Directors or by the holders of not less than 80% of our voting power and (iv) contains certain provisions relating to the size of, and filling vacancies on, the Board of Directors and the removal of directors which may be amended only by the affirmative vote of not less than 80% of our voting power. Subject to clause (iv) above, the provisions of our Amended Code of Regulations may be amended at a meeting of the shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal, subject to certain exceptions.

Although these provisions are intended to encourage potential acquiring persons to negotiate with the Board of Directors and to provide for continuity and stability of management, the combination of the provisions in our Amended Articles of Incorporation and our Amended Code of Regulations may have an anti-takeover effect. By making it more time consuming for a substantial shareholder to gain control of the Board of Directors, such provisions render more difficult, and thus may discourage, a proxy contest or the assumption of control of us or the removal of the incumbent Board of Directors.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series under the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part.  The Bank of New York Mellon Trust Company, N.A. will serve as the trustee under the indenture. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the indenture and the Trust Indenture Act for a statement of those terms.

The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. We will include in a prospectus supplement the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and the indenture are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt.  Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The following summary of various provisions of the indenture and the debt securities is qualified by reference to the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary may not contain all of the information that you may find useful. For a comprehensive description of any series or issuance of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus, the applicable prospectus supplement, the indenture and any supplemental indenture or indentures.

General

The debt securities will be issued in the form of global securities, as described under “Book-Entry Debt Securities” and will trade in book-entry form only, unless an applicable prospectus supplement indicates otherwise.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•
whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•
the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the location of the corporate trust office of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•
if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•
if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

Payment of Principal, Premium and Interest

Unless otherwise indicated in an applicable prospectus supplement, principal of and premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be exchangeable and transfers of debt securities will be registrable, at the office of the trustee, which will be provided in the applicable prospectus supplement. At our option, however, payment of interest may be made by:

•	by check mailed to the address of the holders as it appears on the security register; or

•
by wire transfer to an account maintained by the holder as specified in the security register; provided that, such holder has given the trustee written wire instructions at least five business days prior to the applicable interest payment date.

Any payment of principal and premium, if any, and interest, if any, required to be made on a day that is not a business day need not be made on that day, but may be made on the next succeeding business day with the same force and effect as if made on the non-business day. No interest will accrue for the period from and after the non-business day.

Unless otherwise indicated in the prospectus supplement relating to the particular series of debt securities, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 or any multiple of $1,000. We will not require a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Original Issue Discount Securities

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. An original issue discount security under the indenture includes any security that provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration upon the occurrence of an event of default. In addition, under regulations of the U.S. Treasury Department, it is possible that debt securities that are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes, and special rules may apply to debt securities and warrants that are considered to be issued as “investment units.” Federal income tax consequences and other special considerations applicable to any such original issue discount securities, or other debt securities treated as issued at an original issue discount, and to “investment units” will be described in the applicable prospectus supplement.

Redemption

If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or in part, from time to time, after the date and at the redemption price (or in accordance with the method of calculating such price) set forth in the applicable prospectus supplement.

Notice of redemption will be given to each holder of the debt securities to be redeemed in accordance with the applicable prospectus supplement, the indenture or as set forth in such debt securities or a supplemental indenture. Such notice will include the following information: the redemption date; the redemption price (or the method for calculating such price); in the case of partial redemption, the principal amount of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by such holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders, all subject to adjustment for applicable book entry procedures.

Repurchase at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect to have those debt securities repurchased by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repurchase date or dates on which the debt securities may be repurchased and the optional repurchase price, or the method by which such price will be determined. The optional repurchase price is the price at which, together with accrued and unpaid interest to the optional repurchase date, the debt security may be repurchased at the holder’s option on each such optional repurchase date.

Unless otherwise specified in the applicable prospectus supplement, exercise of the repurchase option by a holder will be irrevocable unless waived by us. Any repurchase option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt securities; provided that the principal amount of the debt securities remaining outstanding after such repurchase will be an authorized denomination. Upon such partial repurchase, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repurchased debt securities.

If debt securities are represented by a global security, as described under “—Book-Entry Debt Securities,” the securities depository for the global security or its nominee will be the holder of the debt securities and, therefore, will be the only person that can exercise a right of repurchase. In order to ensure that the depository or its nominee will timely exercise a right to repurchase relating to a particular debt security, the beneficial owner of the debt securities must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt securities to notify the depository of its desire to exercise a right to have its debt securities repurchased by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in such debt securities in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Events of Default

The indenture or a supplemental indenture or the debt securities themselves defines an “event of default” with respect to the applicable debt securities. Below are some examples of what that means:

•	failure to pay interest on any debt security of that series, and continuance of such failure for 30 days;

•	failure to pay principal (or premium) on any debt security of that series when due;

•	failure to deposit any sinking fund payment when due for that series;

•	failure to perform for 90 days after notice any of the other covenants in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for debt securities of that series.

The indenture provides that if any event of default (other than an event of default arising as a result of certain events of bankruptcy, insolvency or reorganization) affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by written notice, declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms, of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults, except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults.

We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

The indenture provides that the trustee will, within 90 days after a default actually known to the trustee occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

We will be required to file with the trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the indenture.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy, unless:

(1)           such holder has given the trustee prior written notice of a continuing event of default with respect to the debt securities of that series;

(2)           the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee institute proceedings in respect of such event of default in its own name as trustee under the indenture;

(3)           such holder or holders offer and, if requested, provide to the trustee indemnity satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)           the trustee does not comply with the request within 60 days after its receipt of such notice, request and offer, and if requested, indemnity; and

(5)           before or during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee a direction which is inconsistent with the request.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee; except that the trustee may refuse to follow any direction (1) that conflicts with any rule of law or the indenture, (2) that the trustee determines may be unduly prejudicial to the rights of another holder, or (3) that may expose the trustee to personal liability unless the trustee has been provided indemnity satisfactory to the trustee against any loss or expense caused by its following such direction.  The trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment thereunder.

Defeasance of Debt Securities or Selected Covenants

Defeasance and Discharge

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series, except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust if, among other things, (1) we deposit with the trustee, in trust, money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of and any premium and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments and (2) we deliver to the trustee an opinion of counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Selected Covenants

Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indenture, if we satisfy certain conditions. We will be able to defease those covenants if, among other things, (1) we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of and any premium and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments, and (2) we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

Modification of the Indenture and Waiver of Covenants

The indenture permits us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indenture or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

•
change the stated maturity of the principal of, or any installment of principal of or premium or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•
change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or adversely affect the right of the holder of any debt security to require us to repurchase such debt securities;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture;

•
modify any provisions in the indenture relating to the above, waiver of past defaults or waiver of certain covenants, except to increase any percentage set forth in such provisions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby;

•
if the debt securities of any series are convertible into or for any other of our securities or property, make any change that adversely affects in any material respect the right to convert any debt security of such series (except as permitted by the indenture) or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security.

The indenture also allows us not to comply with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with The Depository Trust Company, or DTC, or similar depository or its nominee identified in the prospectus supplement relating to the debt securities. In such case, one or more global securities will be issued in a denomination or total denominations equal to the portion of the total principal amount of outstanding debt securities to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by DTC for the global security to a nominee of DTC and except in the circumstances described in the prospectus supplement relating to the debt securities. We will describe in the applicable prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. We expect that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if an event of default under the debt securities occurs and is continuing, we expect DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee nor any respective agents of any of us will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)           DTC notifies us that it is unwilling or unable to continue as depositary for such global security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by us within 90 days of such notice;

(2)           we execute and deliver to the trustee and security registrar an officers’ certificate stating that such global security shall be so exchangeable; or

(3)           an event of default has occurred and is continuing with respect to such series and the security registrar has received a written request from DTC to issue debt securities in certificated form.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, S.A., which we refer to as Clearstream, or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

The information in this section of this prospectus concerning Euroclear or Clearstream has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Consolidation, Merger and Sale of Assets

Under the indenture, we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

(1)           the person formed by such consolidation or into which we are merged or the person which acquires by conveyance, transfer or lease our properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by an indenture supplemental, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture on our part to be performed or observed;

(2)           immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(3)           we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the provision in the indenture with respect to consolidation, merger and sale of assets, and that all conditions precedent for relating to such transaction have been complied with.

The requirements enumerated above will not apply to any merger or consolidation in which we are the surviving corporation if, immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Upon any consolidation of us with, or merger of us into, any other person or any conveyance, transfer or lease of our properties and assets substantially as an entirety in accordance with the above, the successor person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with the same effect as if such successor person had been named in the indenture.   Thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indenture and the debt securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the indenture for the debt securities and the debt securities will be governed by New York law.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

A prospectus supplement accompanying this prospectus will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement would be deemed to be underwriters in connection with securities offered by the applicable prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The common stock may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The prospectus supplement accompanying this prospectus in respect of an offering will include information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the accompanying prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange and the Chicago Stock Exchange.  Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange and the Chicago Stock Exchange, subject to official notice of issuance.  We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell the securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased the securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of the securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

CERTAIN LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Ulmer & Berne LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 30, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$200,000,000

GenCorp Inc.

Debt Securities

Common Stock

——————————

PROSPECTUS

                            , 2010

——————————

Part II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the expenses expected to be incurred in connection with the issuance and distribution of debt securities and common stock registered under this registration statement, other than any underwriting discounts and commissions.  All of the expenses will be borne by us unless otherwise indicated.  With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$11,160
Legal fees and expenses	250,000
Printing and mailing fees	100,000
Accounting fees and expenses	100,000
Miscellaneous	38,840
Total	$500,000

Item 15.  Indemnification of Directors and Officers.

Applicable Laws of Ohio

Section 1701.13(E) of the Ohio General Corporation Law authorizes a corporation, under certain circumstances, to indemnify any director, trustee, officer, employee or agent in respect of expenses and other costs reasonably incurred by him in connection with any action, suit or proceeding, other than an action by or in the right of the corporation, to which he is made a party or threatened to be made a party by reason of the fact that he was a director, trustee, officer, employee or agent of the corporation, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In respect of any action by or in right of the corporation, indemnification is not permitted if the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless authorized by a court.  To the extent that a director, trustee, officer, employee or agent has been successful in the defense of any such action, suit or proceeding, whether or not by or in the right of the corporation, he is entitled to be indemnified against his reasonable expenses incurred in connection therewith by Section 1701.13(E)(3) of the Ohio General Corporation Law.

Amended Code of Regulations

Article Two, Section 10 of the Amended Code of Regulations of the Registrant concerns indemnification of the company’s directors and officers.  It provides that the Registrant shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee, member, manager or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, limited liability company, or a partnership, joint venture, trust or other enterprise. The Registrant shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Registrant, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Registrant may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Registrant has a financial interest.

The Registrant, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under the Amended Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Registrant would have the power under law or the Amended Code of Regulations to indemnify any such person.

Contracts

The Registrant maintains and pays the premiums on contracts insuring the directors and officers of the company and its subsidiaries (subject to the policy’s terms, conditions and exclusions) for liability that the directors and officers, or the company or its subsidiaries (in certain situations), may incur in performing their directorship or officership duties. The insurance contract provides coverage for loss, including defense expense, even in the absence of indemnity by the corporation to the individual director or officer.

The Registrant has entered into indemnification agreements with all of its directors and executive officers to indemnify them against certain liabilities and expenses, including legal fees, that they may incur by reason of their relationship to the company. In general, the Registrant is required to indemnify an individual who is a director or an officer for such liabilities and expenses unless (i) if the person is a director, it is proved by clear and convincing evidence that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company, subject to certain exceptions, or (ii) if the person is an executive officer only, he or she did not act in good faith or in a manner that he or she reasonably believed to be in or not opposed to the best interests of the company, subject to certain exceptions. In addition, each director and officer is to be indemnified against any amount that he or she becomes obligated to pay relating to or arising out of any claim made against him or her because of any act or failure to act or neglect or breach of duty that he or she commits or permits while acting as a director or officer of the company, subject to certain exceptions. In respect of any criminal proceeding, the company is required to indemnify each director and officer if such person had no reasonable cause to believe his or her conduct was unlawful. Each director and officer will also be indemnified for expenses actually and reasonably incurred by him or her to the extent that such individual is successful on the merits in any action.

Item 16.  Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, if any.

2.1**
Purchase Agreement, dated May 2, 2003, between Atlantic Research Corporation and Aerojet-General Corporation was filed as Exhibit 10.1 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2003 (File No. 1-1520) and is incorporated herein by reference.

2.2**
First Amendment to Purchase Agreement, dated August 29, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.2 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

2.3**
Second Amendment to Purchase Agreement, dated September 30, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.2 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003 (File No. 1-1520) and is incorporated herein by reference.

2.4**
Third Amendment to Purchase Agreement, dated October 16, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.4 to GenCorp’s Amendment No. 1 to Form S-4 Registration Statement dated December 15, 2003 (file no. 333-109518) and is incorporated herein by reference.

2.5**
Stock and Asset Purchase Agreement by and between GDX Holdings LLC and GenCorp Inc. dated July 16, 2004 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated September 7, 2004 (File No. 1-1520) and incorporated herein by reference.

2.6**
First Amendment to Stock and Asset Purchase Agreement by and between GenCorp Inc. and GDX Holdings LLC dated as of August 31, 2004 was filed as Exhibit 2.2 to GenCorp Inc.’s Current Report on Form 8-K dated September 7, 2004 (File No. 1-1520) and incorporated herein by reference.

2.7**
Second Amendment to Stock and Asset Purchase Agreement by and between GenCorp Inc. and GDX Holdings LLC dated as of October 14, 2004 was filed as Exhibit 2.3 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

2.8**
Asset Purchase Agreement, dated as of July 12, 2005, by and among Aerojet Fine Chemicals LLC, Aerojet-General Corporation and American Pacific Corporation was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K filed on July 18, 2005 (File No. 1-1520), and is incorporated herein by reference.

2.9**
First Amendment to Asset Purchase Agreement by and among American Pacific Corporation, Aerojet Fine Chemicals LLC and Aerojet-General Corporation dated as of November 30, 2005 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K filed on December 1, 2005 (File No. 1-1520) and incorporated herein by reference.

4.1	GenCorp Retirement Savings Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (File No. 333-152032) and incorporated herein by reference.

Exhibit No.	Description

4.2
Indenture, dated as of August 11, 2003, between GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York, as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes was filed as Exhibit 4.1 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

4.3	Form of 9 1/2% Senior Subordinated Notes was filed as Exhibit 4.4 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

4.4
First Supplemental Indenture dated as of October 29, 2004 to the Indenture dated as of August 11, 2003, by and among GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York, as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013 was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K dated November 1, 2004 (File No. 1-1520) and incorporated herein by reference.

4.5
Second Supplemental Indenture dated as of June 27, 2006 to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013, was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K filed on June 28, 2006 (File No. 1-1520), and is incorporated herein by reference.

4.6
Third Supplemental Indenture dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York), to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013, was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K filed on November 30, 2009 (File No. 1-1520), and is incorporated herein by reference.

4.7
Indenture dated January 16, 2004 between GenCorp and The Bank of New York, as trustee, relating to GenCorp’s 4% Contingent Convertible Subordinated Notes due 2024 was filed as Exhibit 4.11 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.8
Registration Rights Agreement dated January 16, 2004 by and among GenCorp, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc., NatCity Investments, Inc. and Wells Fargo Securities, LLC was filed as Exhibit 4.12 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.9
Form of 4% Contingent Convertible Subordinated Notes was filed as Exhibit 4.13 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.10
Indenture, dated as of November 23, 2004, between GenCorp Inc. and The Bank of New York Trust Company, N.A., as trustee relating to GenCorp Inc.’s 2 1/4% Convertible Subordinated Debentures due 2024 was filed as Exhibit 4.01 to GenCorp Inc.’s Current Report on Form 8-K dated November 23, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

Exhibit No.	Description

4.11
Registration Rights Agreement, dated as of November 23, 2004, by and between GenCorp Inc. and Wachovia Capital Markets, LLC, as representative for the several initial purchasers of the 2 1/4% Convertible Subordinated Debentures due 2024 was filed as Exhibit 4.14 to GenCorp Inc.’s Form S-3 Registration Statement dated January 11, 2005 (File No. 333-121948) and incorporated herein by reference.

4.12
Form of 2 1/4% Convertible Subordinated Debenture was filed as Exhibit 4.02 to GenCorp Inc.’s Current Report on Form 8-K dated November 23, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

4.13
Indenture, dated as of December 21, 2009, between GenCorp Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., relating to GenCorp’s 4.0625% Convertible Subordinated Debentures due 2039 was filed as Exhibit 4.01 to GenCorp Inc.’s Current Report on Form 8-K dated December 21, 2009 (File No. 1-1520) and is incorporated herein by reference.

4.14
Form of 4.0625% Convertible Subordinated Debenture due 2039 was filed as Exhibit 4.02 to GenCorp Inc.’s Current Report on Form 8-K dated December 21, 2009 (File No. 1-1520) and is incorporated herein by reference.

4.15†	Form of Indenture.

4.16†	Form of Debt Security (contained in Exhibit 4.15).

5.1†	Opinion of Ulmer & Berne LLP.

5.2***	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

12.1***	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of PricewaterhouseCoopers LLP.

23.2†	Consent of Ulmer & Berne LLP (contained in Exhibit 5.1).

23.3***	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.2).

24.1†	Power of Attorney.

24.2†	Power of Attorney.

25.1†	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.

_______________

*	To be filed by an amendment to the registration statement or as an exhibit to a document filed under the Exchange Act and incorporated herein by reference.

**	Schedules and Exhibits have been omitted, but will be furnished to the SEC upon request.

***	Filed herewith.

†	Previously filed.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securites Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)           That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)           That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new reigstration statement relating to the securities offered therein, and the offering of such securities at that  time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cordova, California, on February 8, 2010.

GENCORP INC.,
An Ohio corporation
(Registrant)

By:	/s/ Scott J. Seymour
	Name:	Scott J. Seymour
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Scott J. Seymour
Scott J. Seymour	President, Chief Executive Officer and Director (principal executive officer)	February 8, 2010
/s/ Kathleen E. Redd
Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	February 8, 2010
/s/ *
James R. Henderson	Chairman of the Board of Directors	February 8, 2010

/s/ *
Warren G. Lichtenstein	Director	February 8, 2010

/s/ *
David A. Lorber	Director	February 8, 2010

/s/ *
James H. Perry	Director	February 8, 2010

/s/ *
Martin Turchin	Director	February 8, 2010

/s/ *
Robert C. Woods	Director	February 8, 2010

/s/ *
Thomas A. Corcoran	Director	February 8, 2010

* /s/ Kathleen E. Redd
Kathleen E. Redd	Attorney-in-Fact	February 8, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

1.1*	Underwriting Agreement, if any.

2.1**
Purchase Agreement, dated May 2, 2003, between Atlantic Research Corporation and Aerojet-General Corporation was filed as Exhibit 10.1 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2003 (File No. 1-1520) and is incorporated herein by reference.

2.2**
First Amendment to Purchase Agreement, dated August 29, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.2 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

2.3**
Second Amendment to Purchase Agreement, dated September 30, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.2 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2003 (File No. 1-1520) and is incorporated herein by reference.

2.4**
Third Amendment to Purchase Agreement, dated October 16, 2003, between Aerojet-General Corporation and Atlantic Research Corporation was filed as Exhibit 2.4 to GenCorp’s Amendment No. 1 to Form S-4 Registration Statement dated December 15, 2003 (file no. 333-109518) and is incorporated herein by reference.

2.5**
Stock and Asset Purchase Agreement by and between GDX Holdings LLC and GenCorp Inc. dated July 16, 2004 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K dated September 7, 2004 (File No. 1-1520) and incorporated herein by reference.

2.6**
First Amendment to Stock and Asset Purchase Agreement by and between GenCorp Inc. and GDX Holdings LLC dated as of August 31, 2004 was filed as Exhibit 2.2 to GenCorp Inc.’s Current Report on Form 8-K dated September 7, 2004 (File No. 1-1520) and incorporated herein by reference.

2.7**
Second Amendment to Stock and Asset Purchase Agreement by and between GenCorp Inc. and GDX Holdings LLC dated as of October 14, 2004 was filed as Exhibit 2.3 to GenCorp Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

2.8**
Asset Purchase Agreement, dated as of July 12, 2005, by and among Aerojet Fine Chemicals LLC, Aerojet-General Corporation and American Pacific Corporation was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K filed on July 18, 2005 (File No. 1-1520), and is incorporated herein by reference.

2.9**
First Amendment to Asset Purchase Agreement by and among American Pacific Corporation, Aerojet Fine Chemicals LLC and Aerojet-General Corporation dated as of November 30, 2005 was filed as Exhibit 2.1 to GenCorp Inc.’s Current Report on Form 8-K filed on December 1, 2005 (File No. 1-1520) and incorporated herein by reference.

4.1	GenCorp Retirement Savings Plan was filed as Exhibit 4.1 to GenCorp Inc.’s Registration Statement on Form S-8 filed on June 30, 2008 (File No. 333-152032) and incorporated herein by reference.

Exhibit No.	Description

4.2
Indenture, dated as of August 11, 2003, between GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York, as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes was filed as Exhibit 4.1 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

4.3	Form of 9 1/2% Senior Subordinated Notes was filed as Exhibit 4.4 to GenCorp’s Form S-4 Registration Statement dated October 6, 2003 (File No. 333-109518) and is incorporated herein by reference.

4.4
First Supplemental Indenture dated as of October 29, 2004 to the Indenture dated as of August 11, 2003, by and among GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York, as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013 was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K dated November 1, 2004 (File No. 1-1520) and incorporated herein by reference.

4.5
Second Supplemental Indenture dated as of June 27, 2006 to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013, was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K filed on June 28, 2006 (File No. 1-1520), and is incorporated herein by reference.

4.6
Third Supplemental Indenture dated as of November 24, 2009, by and among GenCorp Inc., Easton Development Company, LLC, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. and successor to The Bank of New York), to the Indenture dated as of August 11, 2003, as amended, between GenCorp Inc., as Issuer, the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to GenCorp’s 9 1/2% Senior Subordinated Notes due 2013, was filed as Exhibit 10.1 to GenCorp Inc.’s Current Report on Form 8-K filed on November 30, 2009 (File No. 1-1520), and is incorporated herein by reference.

4.7
Indenture dated January 16, 2004 between GenCorp and The Bank of New York, as trustee, relating to GenCorp’s 4% Contingent Convertible Subordinated Notes due 2024 was filed as Exhibit 4.11 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.8
Registration Rights Agreement dated January 16, 2004 by and among GenCorp, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, Scotia Capital (USA) Inc., BNY Capital Markets, Inc., NatCity Investments, Inc. and Wells Fargo Securities, LLC was filed as Exhibit 4.12 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.9
Form of 4% Contingent Convertible Subordinated Notes was filed as Exhibit 4.13 to GenCorp Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003 (File No. 1-1520) and is incorporated herein by reference.

4.10
Indenture, dated as of November 23, 2004, between GenCorp Inc. and The Bank of New York Trust Company, N.A., as trustee relating to GenCorp Inc.’s 2 1/4% Convertible Subordinated Debentures due 2024 was filed as Exhibit 4.01 to GenCorp Inc.’s Current Report on Form 8-K dated November 23, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

Exhibit No.	Description

4.11
Registration Rights Agreement, dated as of November 23, 2004, by and between GenCorp Inc. and Wachovia Capital Markets, LLC, as representative for the several initial purchasers of the 2 1/4% Convertible Subordinated Debentures due 2024 was filed as Exhibit 4.14 to GenCorp Inc.’s Form S-3 Registration Statement dated January 11, 2005 (File No. 333-121948) and incorporated herein by reference.

4.12
Form of 2 1/4% Convertible Subordinated Debenture was filed as Exhibit 4.02 to GenCorp Inc.’s Current Report on Form 8-K dated November 23, 2004 (File No. 1-1520), as amended, and incorporated herein by reference.

4.13
Indenture, dated as of December 21, 2009, between GenCorp Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., relating to GenCorp’s 4.0625% Convertible Subordinated Debentures due 2039 was filed as Exhibit 4.01 to GenCorp Inc.’s Current Report on Form 8-K dated December 21, 2009 (File No. 1-1520) and is incorporated herein by reference.

4.14
Form of 4.0625% Convertible Subordinated Debenture due 2039 was filed as Exhibit 4.02 to GenCorp Inc.’s Current Report on Form 8-K dated December 21, 2009 (File No. 1-1520) and is incorporated herein by reference.

4.15†	Form of Indenture.

4.16†	Form of Debt Security (contained in Exhibit 4.15).

5.1†	Opinion of Ulmer & Berne LLP.

5.2***	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

12.1***	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1***	Consent of PricewaterhouseCoopers LLP.

23.2†	Consent of Ulmer & Berne LLP (contained in Exhibit 5.1).

23.3***	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.2).

24.1†	Power of Attorney.

24.2†	Power of Attorney.

25.1†	Statement of Eligibility of Trustee for Indenture under Trust Indenture Act of 1939.

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*	To be filed by an amendment to the registration statement or as an exhibit to a document filed under the Exchange Act and incorporated herein by reference.

**	Schedules and Exhibits have been omitted, but will be furnished to the SEC upon request.

***	Filed herewith.

†	Previously filed.